Exhibit 99.1
NEWS
RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                       (512) 433-5210
FORESTAR REAL ESTATE GROUP INC.
REPORTS THIRD QUARTER 2008 RESULTS
     AUSTIN, TEXAS, November 5, 2008—Forestar Real Estate Group Inc. (NYSE: FOR) today reported third quarter 2008 net income of $0.9 million, or $0.02 per diluted share, compared with third quarter 2007 net income of $9.6 million, or $0.27 per diluted share, and second quarter 2008 net income of $9.6 million, or $0.27 per diluted share outstanding.
     “Despite difficult market conditions, third quarter 2008 results reflect our low-cost operation and the benefit of our natural resources value creation strategy,” said Jim DeCosmo, president and chief executive officer of Forestar Real Estate Group.
     Forestar Real Estate Group manages its operations through three business segments:
•	Real estate,

•	Mineral resources, and

•	Fiber resources
     Real estate secures entitlements and develops infrastructure on our lands, primarily for single-family residential and mixed-use communities, and manages our undeveloped land and commercial properties. Our real estate segment includes approximately 368,000 acres of land owned directly or through ventures located in ten states and thirteen markets. Mineral resources include about 622,000 net acres of oil and gas mineral interests located in Texas, Louisiana, Alabama and Georgia. Fiber resources include the sale of wood fiber, primarily in Georgia, and manages our recreational leases.

REAL ESTATE

	3rd Qtr.	3rd Qtr.	2nd Qtr.
($ in Millions)	2008	2007	2008
Segment Earnings	$1.7	$13.0	$0.9
3rd Qtr. 2007
     Third quarter 2007 real estate segment earnings include the sale of 84 acres of commercial land for $190,000 per acre, generating approximately $7 million in segment earnings.
2nd Qtr. 2008
     Second quarter 2008 real estate segment earnings were negatively impacted by a $3.5 million pre-tax charge principally related to environmental remediation activities at our San Joaquin River project located near Antioch, California.
3rd Qtr. 2008
Real Estate Sales Activity

	Q3 2008		Q3 2007
	Sales	Price	Sales	Price
Undeveloped Land*	1,774 acres	$4,800 / acre	770 acres	$7,400 / acre
Residential Lots*	149 lots	$62,200 / lot	332 lots	$58,000 / lot
Commercial Acres*	23 acres	$252,300 / acre	84 acres	$190,000 / acre

*	Includes venture activity
     Including venture activity, 1,774 acres of undeveloped land were sold during third quarter 2008 at an average sales price of approximately $4,800 per acre.
     Residential sales activity for all wholly and partially-owned projects during third quarter 2008 included the sale of 149 lots at an average price of approximately $62,200 per lot. Wholly-owned and partially-owned project lot sales during third quarter 2008 were located principally in the major markets of Texas.
     Commercial activity for all wholly and partially-owned projects during third quarter 2008 included the sale of 23 acres at an average price of approximately $252,300 per acre. A majority of these acres were sold at our Youngs Lane commercial venture located in Nashville, Tennessee.

Real Estate Pipeline
     Forestar’s real estate segment includes approximately 368,000 acres of land owned directly or through ventures located in ten states and thirteen markets.

		In		Developed &
		Entitlement		Under	Total
Real Estate	Undeveloped	Process	Entitled	Development	Acres*
Undeveloped Land
Owned	310,361				317,238
Ventures	6,877

Residential
Owned		28,546	8,410	731	44,843
Ventures		1,080	4,730	1,346

Commercial
Owned		4,134	979	482	6,389
Ventures		—	532	262

Total Acres	317,238	33,760	14,651	2,821	368,470

Estimated Residential Lots			25,293	4,676	29,969

*	Total acres excludes Forestar’s 58% ownership interest in the Ironstob, LLC venture which controls approximately 17,000 acres of undeveloped land located in Georgia.
Entitlement Activity
     Forestar has 26 real estate projects representing over 33,700 acres in the entitlement process, including ventures.
     Including venture activity, Forestar has over 14,600 acres of entitled land, representing almost 25,300 residential lots and over 1,500 commercial acres.
Development and Investment Activity
     Forestar has over 2,800 acres developed and under development owned directly or through ventures, which represent over 4,600 lots and 700 commercial acres.
     During third quarter 2008, Forestar did not acquire additional real estate projects. However, the company invested $25.6 million in development activity in our existing owned and consolidated projects, including approximately $10.3 million in our Cibolo Canyons mixed-used development located near San Antonio, Texas.
     “Forestar is committed to investing only in real estate markets which are experiencing sales activity for single-family homes and commercial projects,” said Mr. DeCosmo. “During third quarter 2008, our investment activity was focused principally in the major markets of Texas.”

MINERAL RESOURCES

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Earnings	2008	2007	2008
($ in Millions)	$8.2	$6.8	$23.2
     Second quarter 2008 mineral resources segment earnings include $18.5 million in bonus payments associated with leasing over 47,000 net mineral acres.
Mineral Activity
     Forestar owns approximately 622,000 net acres of oil and gas mineral interests in Texas, Louisiana, Alabama and Georgia.

Mineral Value Chain	Q3 2008 Net Acres	Q3 2008 Revenues
Royalties	27,000	$7.8 million
Leased	117,000	$1.7 million
Available for Lease*	478,000

Total	622,000	$9.5 million

*	Includes approximately 17,000 net acres subject to lease option.
     During third quarter 2008, over 3,200 net mineral acres were leased, generating almost $1.1 million in bonus revenues. In addition, approximately $0.6 million in delay rental payments were received in third quarter 2008.
     During third quarter 2008, our share of oil and gas production related to our royalty interests was over 23,000 barrels of oil and approximately 437 MMCF of natural gas.
FIBER RESOURCES

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Earnings	2008	2007	2008
($ in Millions)	$1.9	$1.4	$1.4
Fiber Sales Activity
     During third quarter 2008 Forestar generated almost $2.9 million in revenues from the sale of about 296,500 tons of fiber, the majority of which was sold to Temple-Inland Inc. at market prices.

Comments
     In announcing third quarter 2008 results, Mr. DeCosmo said, “Despite challenging market conditions for our real estate segment, we remain focused on maximizing long-term shareholder value through entitlement and development of real estate, maximizing the value of our natural resources, and growing our business. In addition, we continue to operate our segments at low cost.
     “Our mineral resources segment results reflect increased exploration and production activities and higher oil and gas prices during the first six months of 2008,” added Mr. DeCosmo.
     “Significantly challenged real estate and credit market conditions will create acquisition opportunities. We are positioning Forestar to take advantage of these growth opportunities to acquire discounted real estate assets,” concluded Mr. DeCosmo.
     The Company will host a conference call on November 5, 2008 at 10:00 am EDT to discuss results of third quarter 2008. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-866-510-0711 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-597-5379. The password is Forestar. Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 27153325.
About Forestar Real Estate Group
     Forestar Real Estate Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. The real estate segment owns directly or through ventures about 368,000 acres of real estate located in ten states and thirteen markets in the U.S. The real estate segment has 26 real estate projects representing over 33,000 acres currently in the entitlement process, and 77 entitled, developed and under development projects in eight states and twelve markets encompassing over 17,000 acres, comprised of almost 30,000 residential lots and over 2,200 commercial acres. The mineral resources segment manages about 622,000 net acres of oil and gas mineral interests. The fiber resources segment sells wood fiber from its land primarily located in Georgia, and leases land for recreational uses. Forestar’s address on the World Wide Web is www. forestargroup.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the availability of loans and fluctuations in the credit markets; the opportunities (or lack thereof) that may be presented to us and that we may pursue;

fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; changes in federal energy policies; demand for oil and gas; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this release.

FORESTAR REAL ESTATE GROUP INC.
(UNAUDITED)
Business Segments

	Third Quarter		First Nine Months
	2008	2007	2008	2007
	(In thousands,		(In thousands,
	except per share)		except per share)
Revenues
Real estate	$20,930	$40,384	$73,491	$115,267
Mineral resources	9,539	7,217	40,193	16,257
Fiber resources	3,474	4,031	9,079	10,849

Total revenues	$33,943	$51,632	$122,763	$142,373

Segment earnings
Real estate	$1,656	$12,954	$6,073	$39,730
Mineral resources	8,182	6,801	37,934	14,873
Fiber resources	1,938	1,479	6,189	4,177

Total segment earnings	11,776	21,234	50,196	58,780
Expenses not allocated to segments General and administrative	(4,454)	(4,204)	(14,808)	(12,255)
Share-based compensation	(1,130)	(336)	(4,658)	(1,878)
Interest expense	(5,079)	(2,220)	(15,747)	(6,461)
Other non-operating income	79	342	233	454

Income before taxes	1,192	14,816	15,216	38,640
Income tax expense	(320)	(5,220)	(4,986)	(13,951)

Net income	$872	$9,596	$10,230	$24,689

Diluted earnings per share:
Net income	$0.02	$0.27	$0.28	$0.70

Average diluted shares outstanding	35.8	35.4	35.9	35.4
(shares in millions)

	Third Quarter
	2008	2007
Supplemental Financial Information	(In thousands)
Borrowings under credit facility	$218,000	$146,018
Other debt*	96,586	73,435

Total Debt	$314,586	$219,453

*	Consists principally of consolidated venture non-recourse debt.

Information about our real estate projects and our ventures for third quarter-end follows:

	Third Quarter-End
	2008	2007
Owned & Consolidated Ventures:
Entitled, developed and under development land
Number of projects	56	53
Residential lots remaining	20,623	20,358
Commercial acres remaining	1,589	1,170
Undeveloped land
Number of projects	24	22
Acres in entitlement process	32,680	25,890
Acres sold (for first nine months)	3,140	1,924
Acres undeveloped	311,597	324,449
Ventures accounted for using the equity method:
Ventures’ lot sales (for first nine months) Lots sold	205	533
Revenue per lot sold	$55,942	$55,755
Ventures’ entitled, developed, and under development land Number of projects	21	22
Residential lots remaining	9,346	9,558
Commercial acres remaining	666	720
Ventures’ undeveloped land Number of Projects	2	2
Acres in entitlement process	1,080	860
Acres sold (for first nine months)	486	—
Acres undeveloped	5,641	6,258

A summary of projects in the entitlement process(a) at third quarter-end 2008 follows:

		Project
Project	County	Acres(b)
California

Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia

Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Coweta South Industrial Park	Coweta	40
Creekview	Troup	470
Crossing	Coweta	230
Dallas Highway	Haralson	1,060
Fincher Road	Cherokee	3,950
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow	350
Home Place	Coweta	1,510
Hutchinson Mill	Troup	880
Jackson Park	Jackson	700
Lithia Springs	Haralson	120
Martin’s Bridge	Banks	970
Mill Creek	Coweta	770
Serenity	Carroll	440
Three Creeks	Troup	740
Waleska	Cherokee	150
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas

Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150
Entrada(c)	Travis	240
Woodlake Village(c)	Montgomery	840

Total		33,760

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

(c)	We own a 50% interest in these projects.

A summary of activity within our entitled,(a) developed and under development projects at third quarter-end 2008 follows:

				Residential Lots(c)		Commercial Acres(d)
				Lots Sold		Acres Sold
		Interest		Since	Lots	Since	Acres
Project	County	Owned(b)		Inception	Remaining	Inception	Remaining
Projects we own
California
San Joaquin River	Contra	100%		—	—	—	288
	Costa/Sacramento
Colorado
Buffalo Highlands	Weld	100%		—	164	—	—
Johnstown Farms	Weld	100%		115	493	—	10
Pinery West	Douglas	100%		—	—	—	115
Stonebraker	Weld	100%		—	603	—	13
Westlake Highlands	Jefferson	100%		—	21	—	—
Texas
Arrowhead Ranch	Hays	100%		—	232	—	6
Caruth Lakes	Rockwall	100%		245	404	—	—
Cibolo Canyons	Bexar	100%		518	1,229	64	81
Harbor Lakes	Hood	100%		199	250	—	14
Harbor Mist	Calhoun	100%		—	200	—	—
Hunter’s Crossing	Bastrop	100%		308	183	38	68
La Conterra	Williamson	100%		24	485	—	60
Maxwell Creek	Collin	100%		634	389	—	—
Oak Creek Estates	Comal	100%		—	648	13	—
The Colony	Bastrop	100%		405	2,239	22	49
The Gables at North Hill	Collin	100%		195	88	—	—
The Preserve at Pecan Creek	Denton	100%		190	629	—	9
The Ridge at Ribelin Ranch	Travis	100%		—	—	179	22
Westside at Buttercup Creek	Williamson	100%		1,267	247	66	—
Other projects (9)	Various	100%		2,537	143	245	23
Georgia
Towne West	Bartow	100%		—	2,674	—	121
Other projects (12)	Various	100%		—	2,848	—	582
Missouri and Utah
Other projects (3)	Various	100%		790	227	—	—

				7,427	14,396	627	1,461
Projects in entities we consolidate
Texas
City Park	Harris	75%		1,086	225	50	105
Lantana	Denton	55	% (e)	436	1,914	—	—
Light Farms	Collin	65%		—	2,501	—	—
Stoney Creek	Dallas	90%		57	697	—	—
Timber Creek	Collin	88%		—	614	—	—
Other projects (5)	Various	Various		1,000	276	24	23
Tennessee
Youngs Lane	Davidson	60%		—	—	16	—

				2,579	6,277	90	128

Total owned and consolidated				10,006	20,623	717	1,589
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%		634	446	26	—
The Georgian	Paulding	38%		288	1,097	—	—
Other projects (5)	Various	Various		1,845	249	3	—
Texas
Bar C Ranch	Tarrant	50%		176	1,005	—	—
Fannin Farms West	Tarrant	50%		251	129	—	15
Lantana	Denton	Various (e)		1,800	48	5	75
Long Meadow Farms	Fort Bend	19%		602	1,504	54	156
Southern Trails	Brazoria	40%		310	752	—	—
Stonewall Estates	Bexar	25%		147	207	—	—
Summer Creek Ranch	Tarrant	50%		796	1,772	—	363
Summer Lakes	Fort Bend	50%		325	819	52	3
Village Park	Collin	50%		339	221	3	2
Waterford Park	Fort Bend	50%		—	493	—	37
Other projects (2)	Various	Various		292	232	—	15
Florida
Other projects (3)	Various	Various		473	372	—	—

Total in ventures				8,278	9,346	143	666

Combined Total				18,284	29,969	860	2,255

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 22 partnerships in which our voting interests range from 25% to 55%. We account for eight of these partnerships using the equity method and we consolidate the remaining partnerships.
A summary of our commercial operating properties and commercial and condominium projects at September 30, 2008 follows:

			Interest
Project	County	Market	Owned (a)	Type	Description
Radisson Hotel	Travis	Austin	100%	Hotel	413 guest rooms and suites
Palisades West	Travis	Austin	25%	Office	375,000 square feet
Presidio at Judge’s Hill	Travis	Austin	60%	Condo	45 units
Las Brisas	Williamson	Austin	49%	Multi-Family	414 unit luxury apartment
Harbor Lakes Golf Club	Hood	Dallas/Fort Worth	100%	Golf Club	18-hole golf course and club
Gulf Coast Apartments	Various	Various	2%	Multi-Family	9 apartment communities

(a)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly.